Exhibit 8.2

April 11, 2023

To:	Lufax Holding Ltd
Building No. 6
Lane 2777, Jinxiu East Road
Pudong New District, Shanghai,
People’s Republic of China

Re: Certain PRC Law Matters of Lufax Holding Ltd (the “Company”)

We are qualified lawyers of the People’s Republic of China (the “PRC,” for purposes of this legal opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the PRC Laws (as defined below).

We have acted as the legal counsel of Lufax Holding Ltd, a company incorporated under the laws of the Cayman Islands and listed on the New York Stock Exchange, on the PRC Laws (as defined below) in connection with the proposed sales of certain number of ordinary shares of the Company of par value US$0.00001 per share in accordance with the Company’s registration statement on Form F-3, including the base prospectus, all amendments or supplements thereto, and documents incorporated by reference therein (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

The following terms as used in this opinion are defined as follows.

“Governmental Authorization” means each of, and “Governmental Authorizations” means all consents, approvals, authorizations, certificates, permissions, registrations, filings, exemptions, licenses, and qualifications required by any Governmental Agencies pursuant to any PRC Laws.

“PRC Laws” means the laws, regulations, statutes, rules, decrees, notices and supreme court’s judicial interpretations of the PRC effective and available to the public as of the date hereof.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments provided to us, including, without limitation, originals or copies of documents provided to us by the Company, the agreements and certificates issued by the PRC authorities and officers of the Company, and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth (collectively, the “Documents”).

海问律师事务所HAIWEN & PARTNERS

北京市海问律师事务所上海分所

地址：上海市静安区南京西路1515号静安嘉里中心一座2605室（邮编 200040）

Address：Unit 2605, Jing An Kerry Center Tower 1, 1515Nanjing West Road, Jing’an District, Shanghai200040, China

电话(Tel): (+86 21) 6043 5000 传真(Fax)：(+86 21) 5298 5030 www.haiwen-law.com

北京BEIJING丨上海 SHANGHAI 丨深圳 SHENZHEN 丨香港 HONG KONG 丨成都 CHENGDU

In rendering the opinions expressed below, we have assumed:

(a)	the genuineness of all signatures, seals and chops, the authenticity of the Documents submitted to us as originals and the conformity to the originals of the Documents submitted to us as copies;

(b)	the truthfulness, accuracy and completeness of all the Documents, as well as the factual statements contained in the Documents and all other factual information provided to us;

(c)

that the Documents which have been presented to us remain in full force and effect up to the date of the legal opinion and have not been revoked, amended, varied, superseded or supplemented, except as noted therein;

(d)	the truthfulness, accuracy and completeness of the statements made by the Company and relevant government officials in response to our inquiries during the process of our due diligence;

(e)

in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all information (including factual statements) and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company has not withheld, omitted or concealed anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiries and consultations;

(f)

that all parties thereto have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties, and have duly executed, delivered, performed and/or issued those documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder, and all parties will duly perform their obligations under the Documents to which they are parties;

(g)	that all Governmental Authorizations and other official statements or documentations were obtained from competent Governmental Agencies by lawful means in due course; and

(h)	with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the laws of the PRC.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

Based on the foregoing and subject to the disclosures contained in the Registration Statement, any matters not disclosed to us as well as the qualifications set out below, we are of the opinion that, as of the date hereof, so far as the PRC Laws are concerned:

1.	We hereby confirm our opinion as set forth under the caption “Enforceability of Civil Liabilities—PRC” in the Registration Statement.

2.	We hereby consent to the use of our name under the caption “Enforceability of Civil Liabilities—PRC” and “Legal Matters” in the Registration Statement.

The foregoing opinion is further subject to the following qualifications:

(a)	we express no opinion as to any laws other than the PRC Laws in force on the date of this opinion;

(b)

the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

(c)

this opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter, and no part should be extracted and referred to independently;

(d)

this opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interests of the state, social ethics, reasonableness, national security, good faith, fair dealing and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution, performance or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial or arbitral discretion with respect to the availability of indemnifications, remedies or defenses, injunctive relief, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; (iv) the discretion of any competent PRC legislative, administrative or judicial or arbitral bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws; and (v) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (vi) possible judicial, arbitral, or administrative actions or any PRC Laws affecting creditors’ rights;

(e)

where certain facts were not, or may not be practical to be verified by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC, the appropriate representatives of the Company with the proper powers and functions without further independent investigation; and

(f)

this opinion is given pursuant to the PRC Laws as in effect on the date hereof and is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof.

This opinion is delivered by us in our capacity as the Company’s PRC legal counsel solely for the purpose of and in connection with the Registration Statement filed with the SEC on the date of this opinion and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by anyone else without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

[Signature Page to Follow]

Yours sincerely,

/s/ Haiwen & Partners